UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   May 11, 2021 (May 7, 2021)

Cogent Communications Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-51829	46-5706863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2450 N St NW, Washington, D.C.	20037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     202-295-4200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.001 per share	CCOI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Agreement.

On May 7, 2021 (the “Closing Date”), Cogent Communications Group, Inc. (“Cogent”), a wholly owned subsidiary of Cogent Communications Holdings, Inc. (the “Company”), completed an offering of $500.0 million aggregate principal amount of 3.500% senior secured notes due 2026 (the “Notes”) for issuance in a private placement not registered under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were offered and sold only to persons reasonably believed to be qualified institutional buyers in an unregistered offering pursuant to Rule 144A under the Securities Act and to certain non-U.S. persons in transactions outside the United States in compliance with Regulation S under the Securities Act.

The net proceeds from the offering were approximately $496.9 million after deducting discounts and commissions and estimated offering expenses. Prior to the consummation of the offering of the Notes, Cogent completed the redemption of $45.0 million aggregate principal amount of its 5.375% Senior Secured Notes due 2022 (the “Existing Secured Notes”), following which $284.1 million of the Existing Secured Notes remained outstanding. On the Closing Date, Cogent issued a notice of full redemption to holders of $284.1 million aggregate principal amount of the Existing Secured Notes, specifying December 1, 2021 as the redemption date. On the Closing Date, Cogent used the net proceeds from the offering of the Notes to satisfy and discharge its obligations under the Existing Secured Notes by depositing with the trustee for the Existing Secured Notes sufficient funds to pay the principal of, and accrued and unpaid interest on, the Existing Secured Notes. Cogent expects to use any remaining net proceeds for general corporate purposes and/or to make special or recurring dividends to the Company.

The Notes were issued pursuant to, and are governed by, an indenture, dated May 7, 2021 (the “Indenture”), among Cogent, the Company, the other guarantors named therein and Wilmington Trust, National Association, as trustee and collateral agent. The Notes are guaranteed on a senior secured basis, jointly and severally, by Cogent’s material domestic subsidiaries, subject to certain exceptions (the “Subsidiary Guarantors”). In addition, the Notes are guaranteed on a senior unsecured basis by the Company (together with the Subsidiary Guarantors, the “Guarantors”). Under certain circumstances, the Guarantors may be released from these guarantees without the consent of the holders of the Notes.

The Notes and the guarantees of the Subsidiary Guarantors (the “subsidiary guarantees”) are Cogent’s and the Subsidiary Guarantors’ senior obligations, secured by a first priority lien on substantially all of Cogent’s and the Subsidiary Guarantors’ assets, subject to certain exceptions, limitations and permitted liens. The Notes and the subsidiary guarantees will be effectively senior to any of Cogent’s and the Subsidiary Guarantors’ existing and future senior unsecured indebtedness and future indebtedness secured by liens on the collateral securing the Notes that are junior to the liens on the collateral securing the Notes, in each case, to the extent of the value of the collateral securing the Notes. The Notes and the subsidiary guarantees rank pari passu in right of payment with Cogent’s and the Subsidiary Guarantors’ existing and future indebtedness that is not subordinated in right of payment to the Notes or the subsidiary guarantees. The Notes and the subsidiary guarantees are effectively subordinated to any of Cogent’s and the Subsidiary Guarantors’ indebtedness that is secured by assets that do not constitute collateral or that is secured by liens on the collateral securing the Notes that are senior to the liens securing the Notes, in each case, to the extent of the value of the collateral securing such indebtedness. In addition, the Notes and the subsidiary guarantees thereof rank contractually senior in right of payment to all of Cogent’s and the Subsidiary Guarantors’ future subordinated indebtedness and are structurally subordinated to the liabilities of the non-guarantor subsidiaries. The Company’s guarantee is the Company’s senior unsecured obligation, and ranks equally in right of payment with all of the Company’s existing and future senior indebtedness and senior in right of payment to all of the Company’s future subordinated indebtedness. The Company’s guarantee is effectively subordinated to the Company’s secured indebtedness to the extent of the value of the collateral securing such indebtedness.

The Notes bear interest at a rate of 3.500% per annum. Interest began to accrue on the Notes on May 7, 2021 and will be paid semi-annually in arrears on May 1 and November 1 of each year, commencing November 1, 2021, to the persons who are registered holders of the Notes at the close of business on the April 15 and October 15 immediately preceding the applicable interest payment date. Unless earlier redeemed or repurchased, the Notes will mature on May 1, 2026.

Cogent may redeem some or all of the Notes at any time prior to February 1, 2026 (three months prior to the maturity date of the Notes) at a price equal to 100% of the principal amount of the Notes, plus a “make-whole” premium as set forth in the Indenture, plus accrued and unpaid interest, if any, to, but not including, the date of redemption. Thereafter, Cogent may redeem the Notes, in whole or in part, at a price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but not including, the date of redemption.

If Cogent undergoes specific kinds of change in control accompanied by certain ratings events, it will be required to offer to repurchase the Notes from holders at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase. Additionally, if Cogent or any of its restricted subsidiaries sells assets does not apply the proceeds from such sale in a certain manner or certain other events have not occurred, under certain circumstances, Cogent will be required to use the excess net proceeds to make an offer to purchase the Notes at an offer price in cash equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but not including, the repurchase date.

In connection with any offer to purchase all or any of the Notes (including a change of control offer, asset sale offer or any tender offer), if holders of no less than 90% of the aggregate principal amount of the Notes validly tender their Notes, Cogent or a third party is entitled to redeem any remaining Notes at the price offered to each holder.

The Indenture include covenants that restrict Cogent and its restricted subsidiaries’ ability to, among other things:

•        incur indebtedness;

•       issue certain preferred stock or similar equity securities;

•       pay dividends or make other distributions in respect of, or repurchase or redeem, capital stock;

•       make certain investments and other restricted payments, such as prepayment, redemption or repurchase of certain indebtedness;

•       create liens;

•       consolidate, merge, sell or otherwise dispose of all or substantially all of the assets of Cogent and its restricted subsidiaries taken as a whole;

•       incur restrictions on the ability of a subsidiary to pay dividends or make other payments; and

•       enter into transactions with affiliates.

However, the covenants provide for certain exceptions to these restrictions and the Company is not subject to the covenants under the Indenture. Certain covenants will cease to apply to the Notes if, and for so long as, the Notes have investment grade ratings from any two of Moody’s Investors Service, Inc., Fitch Ratings, Inc. and S&P Global Ratings and so long as no default or event of default under the Indenture has occurred and is continuing.

The principal amount of the Notes would become immediately due and payable upon the occurrence of certain bankruptcy or insolvency events involving Cogent or certain of its subsidiaries, and may be declared immediately due and payable by the trustee or the holders of at least 25% of the aggregate principal amount of the then-outstanding Notes upon the occurrence of certain events of default under the Indenture. Events of default include the following with respect to Cogent and its significant subsidiaries: (i) failure to pay principal, premium or interest at required times; (ii) failure to comply with any other agreements in the Indenture; (iii) default on certain material indebtedness that is caused by a failure to make a payment when due at maturity or results in the acceleration of such indebtedness prior to its maturity; (iv) failure to pay certain material judgments; (v) a Guarantee being held unenforceable or invalid or a Guarantor denying its obligations under its Guarantee; (vi) certain events of bankruptcy or insolvency; and (viii) certain defaults with respect to the security documentation related to the Notes and the collateral securing the Notes and the Guarantees.

Copies of the Indenture and the form of Notes (included in the Indenture), are attached to this Current Report on Form 8-K as Exhibits 4.1 and 4.2, respectively. The foregoing description does not purport to be complete, the descriptions of the Indenture and the Notes in this Current Report on Form 8-K are summaries and are qualified in their entirety by the terms of the Indenture and the Notes, respectively, which are incorporated by reference herein.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information required by Item 2.03 is contained in Item 1.01 and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

Exhibit
Number	Description

4.1	Indenture, dated as of May 7, 2021, among Cogent Communications Group, Inc., the guarantors named therein, and Wilmington Trust, National Association, as trustee and collateral agent.

4.2	Form of 3.500% Senior Secured Notes due 2026 (included as Exhibit A to Exhibit 4.1 hereto).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 11, 2021

Cogent Communications Holdings, Inc.

By:	/s/ David Schaeffer
Name: David Schaeffer
Title: President and Chief Executive Officer